Exhibit 99.1
For Immediate Release
Company Contact:	Investor Relations Contact:
Mr. Troy Mao, Chief Financial Officer	Mr. Crocker Coulson, President
China TransInfo Technology Corp	Email: crocker.coulson@ccgir.com
Tel: + 86 10 8267 1299 - 8007	Tel: +1-646-213-1915 (NY office)
Email: troymao@ctfo.com	Graham Reed, Financial Writer
Email: graham.reed@ccgir.com
CCG Investor Relations
Website: www.ccgirasia.com

FOR IMMEDIATE RELEASE

China TransInfo Technology Corp. Completes VIE Restructuring

BEIJING, China – February 3, 2009 – China TransInfo Technology Corp., (NASDAQ: CTFO) (“China TransInfo” or “the Company”), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China (“PRC”), today announced that it has completed its corporate restructuring by entering into a series of contractual arrangement with various parties to more clearly separate its business segments and centralize business management (“VIE Restructuring”). In addition, the new corporate structure will allow the Company to expand business areas within the guidelines of Chinese government regulations.

Prior to the VIE Restructuring, Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”), a major PRC operating subsidiary of China TransInfo, wholly or majority owned China TransInfo’s other PRC operating entities including Beijing Tian Hao Ding Xin Science and Technology Co., Ltd., Beijing Zhangcheng Culture and Media Co., Ltd., Beijing Zhangcheng Science and Technology Co., Ltd., and recently acquired China TranWiseway Information Technology Co., Ltd. and Shanghai Yootu Information Technology Ltd.

Following the VIE Restructuring, China TransInfo Technology Group Co., Ltd. (“China TransInfo Group”), a newly formed PRC holding company, directly or indirectly holds ownership of the aforementioned operating entities, including PKU. China TransInfo Group is fully owned by four Chinese citizens who are affiliates of the Company: Shudong Xia, the Company’s Chairman, CEO and President and the beneficial owner of approximately 43% of the Company’s outstanding capital stock, Zhiping Zhang, the Company’s Vice President of Research and Development, Zhibin Lai, the Company’s Vice President and Wei Gao, the designee of SAIF Partners III L.P., the 11% shareholder of the Company.

Under the former structure, PKU and PKU’s operating PRC subsidiaries were not considered domestic Chinese entities due to their status as indirect subsidiaries of China TransInfo, PKU’s US-listed parent Company. For this reason, the Company was restricted from engaging in certain business activities, including online services, taxi advertising, and security and surveillance related business in China under Chinese law. Following the VIE Restructuring, all of China TransInfo’s former operating entities are now subsidiaries of China TransInfo Group, which is wholly owned by four Chinese citizens, designating the entities as domestic operations. Through a series of contractual arrangement made among relevant parties,  China TransInfo will continue to maintain substantial control over these operating entities’ daily operations and financial affairs. In addition, China TransInfo is entitled to consolidate the financial results of these affiliated companies in its own consolidated financial statements under FASB Interpretation No. 46R “Consolidation of Variable Interest Entities.” As a result, China TransInfo’s financial statements will continue to reflect the same business activities as before the VIE Restructuring while allowing the company to grow in compliance with Chinese law.

“We are very pleased to complete our reorganization by making VIE arrangement with China TransInfo Group, which will provide an efficient structure to continue growing our business,” commented Mr. Shudong Xia, chief executive officer of China TransInfo. “The new streamlined corporate structure has more clearly defined our business segments, enabling us to more efficiently leverage our resources and develop our business in different areas.

More information on the reorganization is available in the definitive Information Statement on Schedule 14C filed with the U.S. Securities and Exchange Commission on January 12, 2009.

The charts below indicate the Company’s organizational structure before and after the VIE Restructuring:

China TransInfo Structure

China TransInfo Structure
(After Reorganization)

About China TransInfo

China TransInfo, through China TransInfo Group and its operating subsidiaries, is primarily focused on providing transportation information services. The Company aims to become the largest transportation information product and comprehensive solutions provider, as well as the largest integrated transportation information platform and commuter traffic media platform builder and operator in China. China TransInfo is involved in developing multiple applications in transportation, digital city，land and resource filling system based on GIS technologies which is used to service the public sector. In addition, the Company is developing its transportation system to include ETC technology.  As the co-formulator to several transportation technology national standards, the Company has software copyrights for to 23 software products and has won 5 of 10 model cases sponsored by PRC Ministry of Communications. The Company’s affiliation with Peking University provides access to the University’s GeoGIS Research Laboratory, including 30 Ph.D. researchers. As a result, the Company is currently playing a key role in setting the standards for electrified transportation information solutions.  For more information please visit the company website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements" including, among others, those concerning the Company’s expected financial performance and strategic and operational plans, the general ability of the Company to achieve its commercial objectives, future operating results of the Company, its subsidiaries and the VIE Entities, expectations regarding the market for transportation information services, as well as all assumptions, expectations, predictions, intentions or beliefs about future events.. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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